UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2014

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite 2400 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Purchase Agreements

On October 1, 2014, TC PipeLines Intermediate Limited Partnership, a wholly-owned subsidiary of TC PipeLines, LP (the “Partnership”), entered into a definitive agreement with TC Continental Pipeline Holdings Inc. (the “Purchase Agreement”) to acquire the remaining 30 percent membership interest in Bison Pipeline LLC for a total transaction value of $215 million subject to certain working capital closing adjustments (the “Acquisition”).  The Acquisition closed on October 1, 2014.  As a result, the Partnership now owns 100% of Bison Pipeline LLC.

TC Continental Pipeline Holdings Inc. is a wholly-owned subsidiary of TransCanada Corporation (“TransCanada”), which is the ultimate parent company of TC PipeLines GP, Inc., the general partner of the Partnership (the “General Partner”).

The purchase price was negotiated between the Partnership and the seller. The Conflicts Committee of the Board of Directors of the General Partner, composed entirely of independent directors, unanimously recommended approval of the Acquisition to the Board of Directors.  The Conflicts Committee retained legal, market and financial advisors to assist it in evaluating and negotiating the Acquisition.  The Board of Directors of the General Partner unanimously approved the terms of the Acquisition.

The Partnership funded the acquisition with the proceeds of a new 364 day floating rate bank loan for $170 million plus cash on hand.  The floating rate bank loan has an interest rate of LIBOR + 112.5 basis points, is repayable in whole or part with no penalty, and has the same covenants as the Partnership’s existing revolver and term loan.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On October 1, 2014, the Partnership issued a press release announcing the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1
Agreement for Purchase and Sale of Membership Interest dated as of October 1, 2014 between TC Continental Pipeline Holdings Inc., as Seller, and TC Pipelines Intermediate Limited Partnership, as Buyer.*

99.1	Press Release dated October 1, 2014.
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*The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By:	/s/ Jon Dobson
Jon Dobson Secretary

Dated:  October 1, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1
Agreement for Purchase and Sale of Membership Interest dated as of October 1, 2014 between TC Continental Pipeline Holdings Inc., as Seller, and TC Pipelines Intermediate Limited Partnership, as Buyer.*

99.1	Press Release dated October 1, 2014.
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*The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission